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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2003

PACKAGED ICE, INC.
(Exact Name of Registrant as Specified in Its Charter)

TEXAS (State or other jurisdiction of incorporation)	333-29357 (Commission File Number)	76-0316492 (IRS Employer Identification No.)

3535 TRAVIS STREET, SUITE 170
DALLAS, TEXAS 75204
(Address of principal executive offices)

(214) 526-6740
(Registrant's telephone number, including area code)

Item 5.            Other Events.

        On May 14, 2003, Packaged Ice, Inc., a Texas corporation (the "Company") filed a Form 8-K (the "Original 8-K") in which the Company provided information related to an Agreement and Plan of Merger, dated as of May 12, 2003 (the "Merger Agreement"), among the Company, CAC Holdings Corp., a Delaware corporation ("Parent") and Cube Acquisition Corp., a Texas corporation and a wholly-owned subsidiary of Parent ("Merger Sub"). As part of the Original 8-K, the Company included a copy of that certain Stock Purchase Agreement, dated as of May 10, 2003, by and between the Company and Banc of America Securities, LLC (the "Purchase Agreement") as Exhibit 10.1. There was a scrivener's error contained in the Purchase Agreement as filed with the Original 8-K. This amendment to the Original 8-K is being filed for the purpose of setting forth a correct and accurate version of the Purchase Agreement. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1.

Item 7.            Financial Statements and Exhibits.

  (c)
  Exhibits

Exhibit Number	Description
Exhibit 10.1	Stock Purchase Agreement, dated as of May 10, 2003, by and among Packaged Ice, Inc. and Banc of America Securities, LLC.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGED ICE, INC.
Date: May 30, 2003	By:	/s/ STEVEN J. JANUSEK Steven J. Janusek Chief Financial Officer

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES